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                                                                  EXHIBIT 23.12




                  CONSENT OF MORGAN STANLEY & CO. INCORPORATED



Board of Directors
Powertel, Inc.
1239 O.G. Skinner Drive
West Point, Georgia 31833


Members of the Board:

     We hereby consent to the use in the Registration Statement of Deutsche Telekom AG ("DT") on Form F-4 and the Registration Statement of VoiceStream Wireless Corporation ("VoiceStream") on Form S-4 and in the Proxy Statement/Prospectus of DT, VoiceStream and Powertel, Inc., which is part of the Registration Statements, of our opinion dated August 26, 2000 appearing as Annex F to such Joint Proxy Statement/Prospectus, and to the description of such opinion and to the references to our name contained therein under the heading "Summary", "The Deutsche Telekom/Powertel Merger and the VoiceStream/Powertel Merger -- Background of Deutsche Telekom/Powertel Merger and VoiceStream/Powertel Merger" and "The Deutsche Telekom/Powertel Merger and the VoiceStream/Powertel Merger -- Opinion of Powertel's Financial Advisor". In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations promulgated thereunder.



                                 MORGAN STANLEY & CO. INCORPORATED


                                         By:/s/ Scott W. Matlock
                                            ----------------------
                                            Scott W. Matlock
                                            Managing Director


New York, NY
December 5, 2000